Exhibit 99.2

Shareholder Update March 27, 2017 From Mark A. Smith, P.E., Esq. Executive Chairman & CEO NioCorp Developments Ltd.

Fellow Shareholders –

As we announced earlier today, our team recently achieved a very big milestone in the Elk Creek Superalloy Materials Project: production of a high-purity (99.9%) commercial grade Scandium Trioxide material. This high-purity product should be able to meet the needs of virtually every use of Scandium of which we are aware. It meets or exceeds the purity specifications of all of the potential customers with whom we have been in discussions regarding future Scandium sales. We are sending samples of Elk Creek Scandium to prospective customers shortly.

Demonstrating our ability to produce a commercial Scandium product with a 99.9% purity (known in our business as 3Ns or “three nines” Scandium) is a major milestone in our ongoing effort to move the Elk Creek Project forward. Additionally, we have now been able to finalize our plans for the Scandium purification circuit to be used in the Elk Creek facility. Locking down the chemical processes we intend to use in this circuit was one of the final major elements necessary for completion of the Elk Creek Feasibility Study.

Now, with our high-purity Scandium production capacities proven, we are approaching the finish line for our Feasibility Study (FS). The volume of work that remains in the FS is not trivial, to be sure, and it will take a number of weeks to complete. But the most challenging elements of this or any mining project FS have been completed and are behind us.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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Scott Honan and his team can now confidently predict that we will be able to publicly release our FS results in the second quarter of this calendar year. Thus, after more than three years of very hard work by a lot of very experienced and dedicated professionals, we can see a completed Elk Creek Project FS on the near-term horizon.

Video available here:  https://youtu.be/jXxPlYwvq08

We made a conscious decision more than a year ago to invest extra time and resources into optimizing certain components of the Project, particularly the metallurgical processes that are designed to produce our commercial products. While this increased the time to complete the FS beyond our initial projections, past experience had shown us that extra effort in this area can yield substantial benefits.

In short, there are no roadblocks to completing the FS and we are engaged in wrapping up the final components now. We are on track to deliver a major mining project FS years faster than most exploration-stage companies seeking to develop a project of this magnitude. As you can imagine, I very much look forward to sharing with you the results of all of this work.

What Work Remains on the Feasibility Study?

While we have proceeded with our FS on a very rapid pace relative to most other mining companies, watching this process from the sidelines can be like watching water boil. Or watching paint dry. You can pick your analogy.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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To help our owners better understand what remains to be done in our FS, and what this works involves, I asked the team to construct a list of the final major elements that remain. Here is what the team is working on now and is moving to completion:

Final Remaining Tasks for the Elk Creek Feasibility Study

Materials Characterization for Impoundment Design and Mine Backfill Purposes

We are now analyzing and quantifying the physical, geotechnical, environmental, and geochemical properties of our plant tailings and evaluating their engineering properties for use as a backfill material in the mine. Testing required in this process involves the curing of a range of mixtures of the tailings with cement and or backfill that can take up to 28 days. The properties determined during these test programs will drive the capital and operating costs of the backfill system and the surface impoundment.

FS-Level Hydrometallurgical Engineering Design

We have now locked down hydrometallurgical process and are working to complete the FS-level process engineering, layout, and cost estimating for the hydrometallurgical plant (where we chemically separate and purify scandium, titanium and niobium oxides). We have already completed this work for the pyrometallurgical plant, mineral processing plant, wastewater treatment plant, and supporting infrastructure systems.

Cost Estimating

We are securing multiple vendor cost estimates on major equipment and process systems as design engineering for those systems is advanced. This involves providing an FS-level engineering specification to each vendor in order to get an FS-level estimate for the cost of each major piece of equipment. These quotes are important in estimating costs of construction, a key input to the FS.

Updates to Market Studies for Planned Commercial Products

Given that previously commissioned market studies are more than one year old, we are having these updated. These updates are nearly completed.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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Final CAPEX/OPEX Estimates

Once all design engineering, cost estimates, and other inputs are finalized, this data is integrated into the FS Technical Economic Model, which will provide project capital expenditures (CAPEX), mining rates, production rates, and operating expenditures (OPEX). The model is prepared with a targeted CAPEX and OPEX accuracy of +/-15%. The model will reflect a detailed construction and commissioning schedule for all aspects of the Project.

Final Remaining Tasks for the Elk Creek Feasibility Study (cont.)

Final Review of Feasibility Study Prior to Release

A careful review will be conducted of the FS documents to ensure consistency across its many elements and to conduct stress-testing of the economic model (which helps us prepare for the process we will go through with institutional investors).

Public Release of Feasibility Study Results and Global Promotion of Findings

This will be done via a news release. We also will conduct an extensive series of briefings following the news release’s dissemination to a wide variety of audiences on the Study’s results, including to residents of southeastern Nebraska (via a Town Hall Meeting), existing and new investors, institutional funds and banks, the news media, elected officials and regulators, and many others.

Release of Feasibility Study Document

This is required within 45 days of the public release of the FS findings. Release of this document will allow us to kick our Project financing campaign into high gear, as these documents provide the technical details that the financial community will want to review as we discuss Project financing options.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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The Benefits of Our Intense Focus on Metallurgical Process Optimization

As you may have read in NioCorp press releases over the past several months, our decision to spend additional time and energy in an effort to further optimize the Elk Creek facility’s metallurgical processes is likely to pay off in several areas, relative to the findings of our October 2015 Preliminary Economic Assessment (“Oct. 2015 PEA”). These advances are likely to (1) reduce CAPEX and OPEX of certain components of the Project; (2) shrink the Project’s environmental footprint; and (3) streamline our permitting process.

The details of these advances will be outlined in our FS. But here is a quick recap of what we can disclose at this point:

Innovations Through Metallurgical Optimization

Less Water à Smaller Equipment

Our engineers discovered a way to attain high rates of Niobium recovery while using much less water that originally required. This allowed us to reduce the size of a number of major pieces of equipment in our designs for the Niobium recovery and purification processes and water management infrastructure. These size reductions are expected have beneficial impacts to CAPEX and OPEX costs for those portions of the plant.

Recycling Some of Our Waste Stream Into Usable Materials

The team engineered a pathway to take significant fractions of the neutralization and acid regeneration solids that we expected to produce and convert them into supplies of neutralizing agents and process reagents that we use to make commercial products. In other words, we found a way to recycle some of our planned waste streams and convert them into usable material.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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Benefits of these Breakthroughs

✓	A reduction in the size of NioCorp’s planned acid generation plant, which is designed to recycle chemical reagents used in the production of commercial products.

✓	An estimated 60-85% reduction in certain reagent purchases from third parties.

✓	An estimated 50% reduction in the volumes of neutralization solids and leaching residue as compared to that expected to be produced by the processes outlined in our Oct. 2015 PEA.

✓	Lower costs associated with the Project’s planned tailings storage facility.

✓	Elimination of the construction and operation of approximately seven kilometers of a railroad spur line and associated rail transport infrastructure for the Project. That advance, coupled with other changes we made to the layout of the processing facility, allowed us to reduce the overall Project’s estimated impact on wetlands and other federally regulated waters to less than 0.5 acres of wetlands and less than 300 feet of contiguous stream channel in total. That includes impacts from our planned waterline to the Missouri River.

✓	No EA or EIS. It now highly likely that the regulatory approval we will need from the U.S. Army Corps of Engineers will require neither an Environmental Assessment nor an Environmental Impact Statement. Either of those regulatory processes can add many months or years to a project like this.

Video available here:  https://youtu.be/S9CRTSGX7S4

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

Page 7	TSX: NB | OTCQX: NIOBF | FSE: BR3

Next Steps Following Release of the FS: Community and Investor Outreach, Project Permitting, Project Finance, and Construction Launch

Once we publicly release the detailed FS documents, we will continue work on and we will kick things into high gear on a number of elements of the Project:

•	Community and Investor Outreach: Soon after we release the high-level findings of the FS, we will launch a number of public and investor outreach programs to communicate the results from the FS. These will include:

✓	A conference call with investors from around the globe to walk through the FS’s findings and discuss next steps in moving the Project forward.

✓	A southeast Nebraska Town Hall meeting (to which you certainly are invited) where we will walk through the FS and our plans for the Project in extensive detail.

✓	Briefings to potential customers, downstream industry representatives, public policymakers and regulators, and many other current and future stakeholders in the Project.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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Video available here:  https://youtu.be/-tR8vZgfrhg

•	Permitting: We expect to file for and obtain approval this year from the U.S. Army Corps of Engineers (USACE) for a Nationwide Permit under Section 404 of the Clean Water Act that will cover both our surface processing facilities and the waterline that we intend to construct to the Missouri River. This permitting pathway will require neither an Environmental Assessment nor an Environmental Impact Statement, which is a very big and a very positive change from what we had assumed in our October 2015 Preliminary Economic Assessment. This more streamlined permitting process was made possible by Scott’s team’s ability to reduce our likely impacts on wetlands and other federally regulated waters to such low levels that the Project does not require such reviews. This is a direct result of spending more time and resources in conducting our FS.

The USACE permit is the only federal permit we need to secure for this Project, which is another aspect of this Project that differentiates it from many other mining projects. There are a number of state and local permits we are working to secure, and I anticipate success in all of those efforts.

•	Project Finance: The effort to finance the Project will kick into high gear after release of the detailed FS documents. Actually, I have been engaged for many months in preliminary discussions with major investment groups across several continents. At this stage, I can report that potential investment interest in our Project is high, assuming that our FS findings, prospects for sale of our commercial products, and other factors are considered attractive to investors. Institutional investment funds and lenders will go through our FS documents in great detail, and they will challenge us on virtually every point of the FS as part of their due diligence process.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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Fortunately, we have been through this process before and we know what to expect and how to prepare. This is yet another reason why it is critically important that a project’s FS be done with great attention to detail and accuracy, and by teams who are veterans of this process.

One major element of our financing package is a potential low-interest loan guarantee from the German government through its Untied Loan Program. Because of the fact that we secured a commercial offtake agreement for up to 50% of our Ferroniobium with German-based ThyssenKrupp, the Project has received in-principle eligibility approval under this program. The next step in this process is to have German loan guarantee program officials review our detailed FS documents.

•	Construction Launch: While the launch of construction activities in Nebraska is contingent upon many factors – sufficient permitting approvals and sufficient access to capital resources, to name two of the biggest – my hope is that we can begin construction activities by the end of 2017 or in calendar Q1 of 2018. The expected length of construction period and launch of commercial construction will be outlined in detail in our FS. But, believe me, I intend for us to push forward on all of these fronts as rapidly as we can.

Thank You for Your Patience and Support

In summary, I want to thank you for your continuing patience and support. 2017 promises to be a momentous year for NioCorp and for the Elk Creek Superalloy Materials Project. I look forward to keeping you apprised of developments as they occur. And, as always, feel free to reach out to us with any questions or comments.

Respectfully,

Mark A. Smith

Executive Chairman and CEO

NioCorp Developments Ltd.

ceo@niocorp.com

Qualified Persons:

Eric Larochelle, Eric Larochelle, B.Eng of SMH Process Innovation, a Qualified Person as defined by National Instrument 43-101, is responsible for the Elk Creek hydrometallurgical program and has read and approved the technical information contained in this communication.

Jeff Osborn, BSc Mining, MMSAQP of SRK Consulting (U.S.), Inc., a Qualified Person as defined by National Instrument 43-101, has overall responsibility for SRK portions of the Elk Creek Project FS and has read and approved the technical information contained in this communication.

Guy Cinq-Mars, PMP & Operations Manager of Tetra Tech Inc., a Qualified Person as defined by National Instrument 43-101, is responsible for the Elk Creek feasibility study process plants design team and has read and approved the technical information contained in this communication.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

Page 10	TSX: NB | OTCQX: NIOBF | FSE: BR3

Cautionary Note Regarding Forward-Looking Statements

Neither TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this document. Certain statements contained in this document may constitute forward-looking statements, including but not limited to statements regarding potential future production at the Elk Creek Project, anticipated products to be produced at the Elk Creek Project, the future critical and strategic nature of Niobium and Scandium, expected growing demand for metals to be produced at the Elk Creek Project, potential future customers for such metals, stable future pricing for Ferroniobium and Scandium, NioCorp potentially being the only producer of Ferroniobium and Scandium in the United States, estimated resources at the Elk Creek Project, future state and local support of the Elk Creek Project, potential returns for investors, anticipated costs of production at the Elk Creek Project being competitive, anticipated competitive advantages, expected date for beginning future commercial production, the timing, completion and results of a FS for the Elk Creek Project, and results and estimates in our October 2015 Preliminary Economic Assessment, including but not limited to, potential life of mine, pre-tax Net Present Value (NPV), after-tax NPV, Internal Rate of Return and estimated cash flows from production and the ability to reach positive cash flow solely through the production of Ferroniobium, the anticipated timing and outcome of project permitting efforts and potential future project financing and anticipated analysis of the Project by likely participants in the project financing efforts. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes in the market price and demand for the likely products from the Project, including Ferroniobium and Scandium, and potential and historical instability in those markets, changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Mineral Resource Estimates

The Company filed a technical report on SEDAR dated October 16, 2015 entitled “Amended NI 43-101 Technical Report - Updated Preliminary Economic Assessment - Elk Creek Niobium Project – Nebraska” (the “October 15, 2015 PEA"). This Preliminary Economic Assessment is preliminary in nature and it includes a level of engineering precision and assumptions which are currently considered too speculative to have the economic considerations applied to them that would enable Mineral Resources to be categorized as Mineral Reserves as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. There is no certainty that the economic estimates and projections in the October 2015 PEA will be realized and investors should consider such estimates and projections to be highly speculative. Mineral Resources that are not Mineral Reserves do not have demonstrated economic or legal viability. NioCorp has classified NI 43-101 Inferred Mineral Resources and Indicated Mineral Resources at Elk Creek that are disclosed within the Preliminary Economic Assessment; however, Inferred Mineral Resources are not included in the mine plan for the October 2015 PEA. The Elk Creek Project is exploratory in nature and investors should not assume that Mineral Resources at the Project will ever be converted to Mineral Reserves with demonstrated economic and legal viability. The pricing of Scandium is a significant portion of the Project revenue, and achieving the revenue projected in the October 2015 PEA is subject to market growth in Scandium, which is a developing market with a risk of oversupply and/or undersupply disrupting pricing.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP

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The Mineral Resource estimates and economic assessments in this letter and contained in the October 15, 2015 PEA have been prepared in accordance with the requirements of NI 43-101, which differ from the requirements of United States securities laws. The definition for Mineral Reserves differ from the definitions in the SEC’s Industry Guide 7 under the United States Securities Act of 1933, as amended. Under SEC Industry Guide 7 standards, a “final” or “bankable” FS is required to report Mineral Reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are defined in, and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into mineral reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws and regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

Accordingly, information contained in this letter and contained in the October 15, 2015 PEA or incorporated by reference herein or therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

NioCorp Developments Ltd. (TSX: NB | OTCQX: NIOBF | FSE: BR3)

7000 South Yosemite, Suite 115, Centennial, Colorado 80112 USA Tel: 855-2-NIOCORP